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As filed with the Securities and Exchange Commission on October 26, 2007

Registration No. 333-145309

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-effective
AMENDMENT NO. 4
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RELIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	22-3740140
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 Allen Road
Liberty Corner, New Jersey 07938
(908) 580-1200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bradley T. Sheares, Ph.D.
Chief Executive Officer
Reliant Pharmaceuticals, Inc.
110 Allen Road
Liberty Corner, New Jersey 07938
(908) 580-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael A. Pucker, Esq.	Robert R. Ferguson III	John T. Gaffney, Esq.
Cathy A. Birkeland, Esq.	Chief Financial Officer	Andrew J. Pitts, Esq.
Latham & Watkins LLP	Reliant Pharmaceuticals, Inc.	Cravath, Swaine & Moore LLP
233 S. Wacker Drive, Suite 5800	110 Allen Road	Worldwide Plaza
Chicago, Illinois 60606	Liberty Corner, New Jersey 07938	825 Eighth Avenue
(312) 876-7700	(908) 580-1200	New York, New York 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

          The purpose of this Amendment No. 4 to the registration statement is solely to file certain exhibits to the registration statement as set forth below in Item 16 to Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

          The following table sets forth the various expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee and NASD filing fee.

SEC registration fee	$13,815
NASD filing fee	40,500
New York Stock Exchange listing fee	250,000
Printing and engraving expenses	400,000
Legal fees and expenses	1,900,000
Accounting fees and expenses	400,000
Blue Sky fees and expenses	7,500
Transfer agent and registrar fees	10,000
Miscellaneous fees and expenses	25,000

Total	$3,046,815

Item 14. Indemnification of Directors and Officers.

          Reliant Pharmaceuticals, Inc. is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

          Section 102(b)(7) of the Delaware General Corporation Law provides that a Delaware corporation may in its certificate of incorporation or an amendment thereto eliminate or limit the personal liability of a director to a corporation or its stockholders for monetary damages for violations of the director's fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify and advance expenses to our directors, officers and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was our director, officer or employee, or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise. In addition, members of our board of directors and compensation committee are also indemnified for actions under our 2004 Equity Incentive Plan.

          We currently have directors' and officers' liability insurance policy to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 15. Recent Sales of Unregistered Securities.

          The following is a summary of our sales of securities during the past three years that were not registered under the Securities Act of 1933, as amended:

          On September 27, 2004, we issued 17,500 Series D Preferred Stock to an accredited investor at a purchase price of $20.00 per share for aggregate consideration of $350,000.

          On April 13, 2005, we issued warrants to purchase 620,313 shares of our common stock at an exercise price of $20.00 per share to a group of 15 accredited investors in connection with our $49,625,000 third-lien term loan credit facility.

          From October 1, 2004 through September 30, 2007, we issued options to purchase an aggregate of 3,228,500 shares of common stock to employees, officers and directors at a weighted average exercise price of $20.31 per share pursuant to the Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan. During this time, we also issued an aggregate of 19,977 shares of our common stock upon the exercise of options previously issued pursuant to the Reliant Pharmaceuticals, LLC Equity Incentive Plan or the Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan.

          From March 5, 2007 to September 30, 2007, we issued options to purchase an aggregate of 1,388,900 shares of common stock to employees and officers at a weighted average exercise price of $22.12 per share pursuant to the Reliant Pharmaceuticals, Inc. 2007 Incentive Award Plan. We have issued no shares of our common stock upon the exercise of options previously issued pursuant to the Reliant Pharmaceuticals, Inc. 2007 Incentive Award Plan.

          On November 15, 2005, we issued 425,000 shares of our common stock to an officer, which were subsequently forfeited. On January 3, 2006, we issued 95,500 shares of our common stock to certain employees. On April 15, 2006, we issued an aggregate of 81,000 shares of common stock to our directors. On July 1, 2006, we issued an aggregate of 51,000 shares of common stock to our directors. On February 14, 2007, we issued 200,000 shares of common stock to one officer. On May 1, 2007, we issued an aggregate of 20,000 shares of common stock to two employees. On July 25, 2007, we issued an aggregate of 60,000 shares of common stock to our directors.

          The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The purchasers of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates and instruments issued in such transactions.

          There were no underwriters employed in connection with any of the transactions set forth in Item 15.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement
2.2†‡	Asset Purchase Agreement, dated as of June 24, 2005, between Reliant Pharmaceuticals, Inc. and Braintree Laboratories, Inc.
2.3†‡	Asset Purchase Agreement, dated as of July 21, 2006, among Reliant Pharmaceuticals, Inc., Guardian II Acquisition Corporation and Oscient Pharmaceuticals Corporation
3.1**	Form of Amended and Restated Certificate of Incorporation of Reliant Pharmaceuticals, Inc. (to be in effect upon the consummation of this offering)
3.2**	Form of Amended and Restated Bylaws of Reliant Pharmaceuticals, Inc. (to be in effect upon the consummation of this offering)
4.1**	Specimen Common Stock Certificate
4.2**	Second Amended and Restated Registration Rights Agreement, dated as of September 25, 2003
4.2(a)**	Amendment No. 1, dated as of May 13, 2005, to Second Amended and Restated Registration Rights Agreement, dated as of September 25, 2003
4.3**	Form of Common Stock Purchase Warrant, effective as of April 13, 2005
5.1**	Opinion of Latham & Watkins LLP
10.1**	Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan
10.1(a)**	Amendment No. 1 to Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan
10.1(b)**	Amendment No. 2 to Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan
10.1(c)**	Form of Option Agreement for employees under 2004 Equity Incentive Plan
10.1(d)**	Form of Option Agreement for directors under 2004 Equity Incentive Plan
10.1(e)**	Form of Restricted Stock Agreement for employees under 2004 Equity Incentive Plan
10.2**	Reliant Pharmaceuticals, Inc. 2007 Incentive Award Plan
10.2(a)**	Form of Option Agreement for employees under 2007 Incentive Award Plan
10.2(b)**	Form of Restricted Stock Agreement for directors under 2007 Incentive Award Plan
10.2(c)**	Form of Restricted Stock Agreement for employees under 2007 Incentive Award Plan
10.3**	Reliant Pharmaceuticals, Inc. Executive Bonus Plan

10.4**	Amended and Restated Reliant Pharmaceuticals, Inc. Stock Appreciation Rights Plan
10.4(a)**	Form of Stock Appreciation Rights Agreement
10.5**	Reliant Pharmaceuticals, LLC Equity Incentive Plan
10.5(a)**	Unanimous Written Consent of Board of Managers of Reliant Pharmaceuticals, LLC, dated November 13, 2001, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan
10.5(b)**	Unanimous Written Consent of the Board of Managers of Reliant Pharmaceuticals, LLC, dated April 29, 2002, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan, as amended
10.5(c)**	Written Consent of the Board of Managers of Reliant Pharmaceuticals, LLC, dated September 24, 2002, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan, as amended
10.5(d)**	Unanimous Written Consent of the Board of Directors of Reliant Pharmaceuticals, Inc., dated April 1, 2004, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan, as amended
10.5(e)**	Form of Option Agreement for employees under the Reliant Pharmaceuticals, LLC Equity Incentive Plan
10.6**	Amended and Restated Employment Agreement, dated as of November 15, 2005 between Reliant Pharmaceuticals, Inc. and Ernest Mario, Ph.D
10.7**	Employment Agreement, dated as of January 15, 2007 between Reliant Pharmaceuticals, Inc. and Bradley T. Sheares, Ph.D.
10.8**	Letter, dated as of January 17, 2005, from Reliant Pharmaceuticals, Inc. to Joseph Zakrzewski
10.9**	Letter, dated as of January 1, 2005, from Reliant Pharmaceuticals, Inc. to Robert R. Ferguson
10.10**	Letter, dated as of March 30, 2005, from Reliant Pharmaceuticals, Inc. to Steven B. Ketchum
10.11**	Letter, dated as of September 23, 2003, from Reliant Pharmaceuticals, LLC to James R. Butler
10.12**	Letter, dated as of March 30, 2007, from Reliant Pharmaceuticals, Inc. to Eric P. Pomerantz
10.13**	Consulting Agreement, effective as of October 1, 2006, between Reliant Pharmaceuticals, Inc. and James R. Butler
10.14**	Change of Control Agreement, dated as of March 19, 2002, between Reliant Pharmaceuticals, LLC and Vincent Angotti
10.14(a)**	Amendment No. 1, dated as of April 25, 2003, to Change of Control Agreement between Reliant Pharmaceuticals, LLC and Vincent Angotti
10.15**	Letter dated as of July 28, 2006 from Reliant Pharmaceuticals, Inc. to Joe Zakrzewski
10.16**	Letter dated as of July 28, 2006 from Reliant Pharmaceuticals, Inc. to Bob Ferguson

10.17**	Letter dated as of July 28, 2006 from Reliant Pharmaceuticals, Inc. to Vince Angotti
10.18**	Letter dated as of July 28, 2006 from Reliant Pharmaceuticals, Inc. to Steve Ketchum
10.19**	Restricted Unit Agreement, dated as of April 28, 2003, between Reliant Pharmaceuticals, LLC and Ernest Mario, Ph.D.
10.20**	Restricted Unit Agreement, dated as of June 25, 2003, between Reliant Pharmaceuticals, LLC and Ernest Mario, Ph.D.
10.21**	Restricted Unit Agreement, dated as of December 31, 2003, between Reliant Pharmaceuticals, LLC and Ernest Mario, Ph.D.
10.22**	Option Agreement, dated as of December 17, 2003, between Reliant Pharmaceuticals, LLC and Ernest Mario, Ph.D.
10.23**	Restricted Stock Agreement, dated as of November 15, 2005, between Reliant Pharmaceuticals, Inc. and Ernest Mario, Ph.D.
10.23(a)**	Amendment to Restricted Stock Agreement, dated as of June 6, 2006, between Reliant Pharmaceuticals, Inc. and Ernest Mario, Ph.D.
10.23(b)**	Amendment No. 2 to Restricted Stock Agreement, dated as of December 17, 2006, between Reliant Pharmaceuticals, Inc. and Ernest Mario, Ph.D.
10.24**	Stock Option Agreement, dated as of November 15, 2005, Reliant Pharmaceuticals, Inc. and Ernest Mario, Ph.D.
10.25**	Stock Option Agreement, dated as of February 14, 2007, between Reliant Pharmaceuticals, Inc. and Bradley T. Sheares, Ph.D.
10.26**	Stock Option Agreement (Super-performance Option), dated as of February 14, 2007, between Reliant Pharmaceuticals, Inc. and Bradley T. Sheares, Ph.D.
10.27**	Restricted Stock Agreement, dated as of February 14, 2007, between Reliant Pharmaceuticals, Inc. and Bradley T. Sheares, Ph.D.
10.28**	Separation Agreement, dated as of March 20, 2007, between Reliant Pharmaceuticals, Inc. and Joseph Zakrzewski
10.28(a)**	Letter Agreement, dated as of March 30, 2007 between Reliant Pharmaceuticals, Inc. and Joseph Zakrzewski regarding Amendment to Section 11 of Separation Agreement
10.29**	Secured Promissory Note, dated as of May 11, 2001, made by Vincent Angotti in favor of Reliant Pharmaceuticals, LLC
10.29(a)**	First Amendment, dated as of December 29, 2005, to Secured Promissory Note made by Vincent Angotti in favor of Reliant Pharmaceuticals, Inc. (as successor to Reliant Pharmaceuticals, LLC)
10.29(b)**	Second Amendment, dated as of March 29, 2007, to Secured Promissory Note made by Vincent Angotti in favor of Reliant Pharmaceuticals, Inc. (as successor to Reliant Pharmaceuticals, LLC)
10.30**	Collateral Assignment, dated as of May 9, 2001, between Vincent Angotti and Reliant Pharmaceuticals, LLC

10.31**
Credit and Guarantee Agreement, dated as of March 9, 2007, among Reliant Pharmaceuticals, Inc., certain subsidiaries of Reliant Pharmaceuticals, Inc., various lenders party thereto, and Goldman Sachs Credit Partners L.P.
10.32**
Credit Agreement, dated as of August 19, 2004, between Reliant Pharmaceuticals, Inc., the financial institutions from time to time parties thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.
10.32(a)**
First Amendment to Credit Agreement, dated as of October 20, 2004, between Reliant Pharmaceuticals, Inc., the financial institutions from time to time parties thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and each Credit Party (as defined therein) party thereto
10.32(b)**
Second Amendment to Credit Agreement, dated as of April 13, 2005 between Reliant Pharmaceuticals, Inc., the financial institutions from time to time parties thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and each Credit Party (as defined therein) party thereto
10.32(c)**
Third Amendment to Credit Agreement, dated as of March 9, 2007 between Reliant Pharmaceuticals, Inc., the financial institutions from time to time parties thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and each Credit Party (as defined therein) party thereto
10.33**	Agreement of Lease, dated as of February 5, 2001, between The Realty Associates Fund V, L.P. and Reliant Pharmaceuticals, LLC
10.33(a)**	First Amendment to Agreement of Lease, dated as of November 5, 2003, between The Realty Associates Fund V, L.P. and Reliant Pharmaceuticals, LLC
10.33(b)**	Second Amendment to Agreement of Lease, dated as of October 7, 2004, between The Realty Associates Fund V, L.P. and Reliant Pharmaceuticals, Inc. (as successor to Reliant Pharmaceuticals, LLC)
10.34†	Supply Agreement, dated as of September 23, 2003, between Reliant Pharmaceuticals, LLC and Austin Shasun, LLC
10.35†**	Exclusive Sublicense Agreement, dated as of March 11, 2003, between Reliant Pharmaceuticals, LLC and Novartis AG
10.36†**	Supply and Packaging Agreement, dated as of March 19, 2004, between Reliant Pharmaceuticals, LLC and Novartis Consumer Health, Inc.
10.36(a)†	Amendment No. 1 to Packaging Agreement, dated as of February 23, 2006, between Reliant Pharmaceuticals, Inc. and Novartis Consumer Health, Inc.
10.37†	License and Supply Agreement, dated as of August 9, 2004, between Reliant Pharmaceuticals, Inc. and Pronova BioPharma Norge AS (f/k/a Pronova Biocare A.S.)
10.37(a)**	Side Letter Agreement, dated as of August 23, 2004, between Reliant Pharmaceuticals, Inc. and Pronova BioPharma Norge AS (f/k/a Pronova Biocare A.S.)
10.37(b)†	Amendment No. 1 to License and Supply Agreement, dated as of November 19, 2004, between Reliant Pharmaceuticals, Inc. and Pronova BioPharma Norge AS (f/k/a Pronova Biocare A.S.)

10.37(c)**	Amendment No. 2 to License and Supply Agreement, dated as of March 27, 2006, between Reliant Pharmaceuticals, Inc. and Pronova BioPharma Norge AS (f/k/a Pronova Biocare A.S.)
10.38†	Manufacturing Agreement, dated as of December 3, 2003, between Reliant Pharmaceuticals, LLC and Abbott GmbH & Co. KG
10.38(a)†**
Amendment No. 1, dated as of February 8, 2005, to the Manufacturing Agreement, dated December 3, 2003, between Reliant Pharmaceuticals, Inc. (as successor to Reliant Pharmaceuticals, LLC) and Abbott GmbH & Co. KG
10.38(b)†	Amendment No. 2, dated as of December 20, 2005, to the Manufacturing Agreement, dated December 3, 2003, between Reliant Pharmaceuticals, Inc. and Abbott GmbH & Co. KG
10.39†	Development, License and Supply Agreement, dated as of January 27, 2000, between Reliant Pharmaceuticals, Inc. and Eurand America, Inc.
10.39(a)†**
Amendment No. 1, dated as of February 5, 2003, to the Development, License and Supply Agreement, dated as of January 27, 2000, between Reliant Pharmaceuticals, LLC (f/k/a Reliant Pharmaceuticals, Inc.) and Eurand America, Inc.
10.40†	Amended and Restated Manufacturing and Packaging Agreement, dated as of March 9, 2007, between Cardinal Health PTS, LLC and Reliant Pharmaceuticals, Inc.
10.41†**	Manufacturing Services Agreement, dated as of April 6, 2004, between Reliant Pharmaceuticals, Inc. and Patheon Pharmaceuticals, Inc.
10.42†	Amended and Restated Promotion Agreement, dated as of April 5, 2005, between Reliant Pharmaceuticals, Inc. and Novartis Pharmaceuticals Corporation
10.43†	Master Services Agreement, dated as of December 11, 2001, between Reliant Pharmaceuticals, LLC and PPD Development, LP, successor in interest to PPD Development, LLC, as amended
10.44†	Services Agreement, dated as of February 12, 2001, between Reliant Pharmaceuticals, Inc. and ATP, LLC, d/b/a PPD Medical Communications, as amended
10.45†	Medical Letter Writing Services Agreement, dated as of December 18, 2000, between Reliant Pharmaceuticals, Inc. and ATP LLC, d/b/a PPD Medical Communications, as amended
10.46†	Product Safety/Pharmacovigilance Services (PSPV) Agreement, dated as of February 25, 2003, between Reliant Pharmaceuticals, LLC and ATP, LLC, d/b/a PPD Medical Communications, as amended
10.47†**	Amended and Restated Distribution Agreement, dated as of January 1, 2007, between Reliant Pharmaceuticals, Inc. and Priority Healthcare Distribution, Inc.
10.48†**	Packaging Agreement, dated as of October 30, 2002, between Reliant Pharmaceuticals, LLC and Cardinal Health PTS, LLC
10.48(a)**	First Amendment to Packaging Agreement, dated as of May 10, 2005, between Reliant Pharmaceuticals, Inc. (successor in interest to Reliant Pharmaceuticals, LLC) and Cardinal Health PTS, LLC
10.49**	Letter, dated as of March 30, 2007, from Reliant Pharmaceuticals, Inc. to Peter Garrambone

10.50**	Separation Agreement, dated as of June 28, 2007, between Reliant Pharmaceuticals, Inc. and Ernest Mario, Ph.D.
10.51**	Separation Agreement, dated as of January 31, 2006 between Reliant Pharmaceuticals, Inc. and Stefan Aigner, M.D.
10.52**	Third-Lien Loan and Guaranty Agreement, dated as of April 13, 2005, among Reliant Pharmaceuticals, Inc., certain subsidiaries of Reliant Pharmaceuticals, various lenders and Goldman Sachs Credit Partners L.P.
10.52(a)**	Letter Agreement, dated as of April 13, 2005, among Reliant Pharmaceuticals, Inc., the lenders party to the Third-Lien Loan and Guaranty Agreement and Goldman Sachs Credit Partners L.P.
10.53**	Agreement and Plan of Merger, dated as of April 12, 2004, between Reliant Pharmaceuticals, Inc. and Versant Reliant Corporation
10.54†**	Distribution Services Agreement, dated as of February 1, 2005, by and between Reliant Pharmaceuticals, Inc. and Cardinal Health
10.54(a)†**	Amendment to Distribution Services Agreement, dated as of March 1, 2005, by and between Reliant Pharmaceuticals, Inc. and Cardinal Health
10.55†	Core Distribution Agreement, dated as of January 1, 2005, by and between Reliant Pharmaceuticals, Inc. and McKesson Corporation
10.56**	Consulting Agreement, dated as of July 1, 2007, between Reliant Pharmaceuticals, Inc. and Lionel Carnot
10.57**	Letter Agreement, dated as of September 25, 2003, between Reliant Pharmaceuticals, LLC and Invemed Catalyst Fund, L.P.
10.58**	Amended and Restated Reliant Pharmaceuticals, Inc. Unit Appreciation Rights Plan
10.59†**	Project Addendum, dated as of January 31, 2005, between Reliant Pharmaceuticals, Inc. and PPD Development, LP (successor in interest to PPD Development, LLC), as amended
10.60**	Letter, dated as of September 13, 2007 from Reliant Pharmaceuticals, Inc. to Willliam F. Keane, M.D.
21.1**	List of Subsidiaries
23.1**	Consent of Ernst & Young LLP
23.2**	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
99.1**	Packaging Insert for Lovaza
99.2**	Packaging Insert for DynaCirc CR
99.3**	Packaging Insert for Rythmol SR
99.4**	Packaging Insert for InnoPran XL

*
To be filed by amendment

**
Previously filed

†
Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 406 under the Securities Act, which portions are omitted and filed separately with the Securities and Exchange Commission.

‡
All schedules to this Exhibit are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally a copy of any ommitted schedule to the Securities and Exchange Commission upon request.

Item 17. Undertakings.

          The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that:

            (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

            (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Liberty Corner, Township of Bernards, State of New Jersey, on October 26, 2007.

Reliant Pharmaceuticals, Inc.
By:
* Bradley T. Sheares, Ph.D. Chief Executive Officer

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities approved on the 26th day of October, 2007.

Signature	Title

* Bradley T. Sheares, Ph.D.	Chief Executive Officer (Principal Executive Officer)
* Robert R. Ferguson III	Chief Financial Officer (Principal Accounting and Financial Officer)
* Fred B. Craves, Ph.D.	Director
* Mark S. Hoplamazian	Director
* Margaret Jordan	Director
* William E. Mayer	Director
* David V. Milligan, Ph.D.	Director
* Richard Pops	Director

* Michael A. Rocca	Director
* James C. Smith	Director
* Michael B. Solomon	Director
* August M. Watanabe, M.D.	Director
* By:	/s/ ERIC P. POMERANTZ As Attorney-in-Fact

Exhibit Index

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement
2.2†‡	Asset Purchase Agreement, dated as of June 24, 2005, between Reliant Pharmaceuticals, Inc. and Braintree Laboratories, Inc.
2.3†‡	Asset Purchase Agreement, dated as of July 21, 2006, among Reliant Pharmaceuticals, Inc., Guardian II Acquisition Corporation and Oscient Pharmaceuticals Corporation
3.1**	Form of Amended and Restated Certificate of Incorporation of Reliant Pharmaceuticals, Inc. (to be in effect upon the consummation of this offering)
3.2**	Form of Amended and Restated Bylaws of Reliant Pharmaceuticals, Inc. (to be in effect upon the consummation of this offering)
4.1**	Specimen Common Stock Certificate
4.2**	Second Amended and Restated Registration Rights Agreement, dated as of September 25, 2003
4.2(a)**	Amendment No. 1, dated as of May 13, 2005, to Second Amended and Restated Registration Rights Agreement, dated as of September 25, 2003
4.3**	Form of Common Stock Purchase Warrant, effective as of April 13, 2005
5.1**	Opinion of Latham & Watkins LLP
10.1**	Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan
10.1(a)**	Amendment No. 1 to Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan
10.1(b)**	Amendment No. 2 to Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan
10.1(c)**	Form of Option Agreement for employees under 2004 Equity Incentive Plan
10.1(d)**	Form of Option Agreement for directors under 2004 Equity Incentive Plan
10.1(e)**	Form of Restricted Stock Agreement for employees under 2004 Equity Incentive Plan
10.2**	Reliant Pharmaceuticals, Inc. 2007 Incentive Award Plan
10.2(a)**	Form of Option Agreement for employees under 2007 Incentive Award Plan
10.2(b)**	Form of Restricted Stock Agreement for directors under 2007 Incentive Award Plan
10.2(c)**	Form of Restricted Stock Agreement for employees under 2007 Incentive Award Plan
10.3**	Reliant Pharmaceuticals, Inc. Executive Bonus Plan
10.4**	Amended and Restated Reliant Pharmaceuticals, Inc. Stock Appreciation Rights Plan
10.4(a)**	Form of Stock Appreciation Rights Agreement
10.5**	Reliant Pharmaceuticals, LLC Equity Incentive Plan
10.5(a)**	Unanimous Written Consent of Board of Managers of Reliant Pharmaceuticals, LLC, dated November 13, 2001, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan

10.5(b)**	Unanimous Written Consent of the Board of Managers of Reliant Pharmaceuticals, LLC, dated April 29, 2002, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan, as amended
10.5(c)**	Written Consent of the Board of Managers of Reliant Pharmaceuticals, LLC, dated September 24, 2002, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan, as amended
10.5(d)**	Unanimous Written Consent of the Board of Directors of Reliant Pharmaceuticals, Inc., dated April 1, 2004, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan, as amended
10.5(e)**	Form of Option Agreement for employees under the Reliant Pharmaceuticals, LLC Equity Incentive Plan
10.6**	Amended and Restated Employment Agreement, dated as of November 15, 2005 between Reliant Pharmaceuticals, Inc. and Ernest Mario, Ph.D
10.7**	Employment Agreement, dated as of January 15, 2007 between Reliant Pharmaceuticals, Inc. and Bradley T. Sheares, Ph.D.
10.8**	Letter, dated as of January 17, 2005, from Reliant Pharmaceuticals, Inc. to Joseph Zakrzewski
10.9**	Letter, dated as of January 1, 2005, from Reliant Pharmaceuticals, Inc. to Robert R. Ferguson
10.10**	Letter, dated as of March 30, 2005, from Reliant Pharmaceuticals, Inc. to Steven B. Ketchum
10.11**	Letter, dated as of September 23, 2003, from Reliant Pharmaceuticals, LLC to James R. Butler
10.12**	Letter, dated as of March 30, 2007, from Reliant Pharmaceuticals, Inc. to Eric P. Pomerantz
10.13**	Consulting Agreement, effective as of October 1, 2006, between Reliant Pharmaceuticals, Inc. and James R. Butler
10.14**	Change of Control Agreement, dated as of March 19, 2002, between Reliant Pharmaceuticals, LLC and Vincent Angotti
10.14(a)**	Amendment No. 1, dated as of April 25, 2003, to Change of Control Agreement between Reliant Pharmaceuticals, LLC and Vincent Angotti
10.15**	Letter dated as of July 28, 2006 from Reliant Pharmaceuticals, Inc. to Joe Zakrzewski
10.16**	Letter dated as of July 28, 2006 from Reliant Pharmaceuticals, Inc. to Bob Ferguson
10.17**	Letter dated as of July 28, 2006 from Reliant Pharmaceuticals, Inc. to Vince Angotti
10.18**	Letter dated as of July 28, 2006 from Reliant Pharmaceuticals, Inc. to Steve Ketchum
10.19**	Restricted Unit Agreement, dated as of April 28, 2003, between Reliant Pharmaceuticals, LLC and Ernest Mario, Ph.D.
10.20**	Restricted Unit Agreement, dated as of June 25, 2003, between Reliant Pharmaceuticals, LLC and Ernest Mario, Ph.D.
10.21**	Restricted Unit Agreement, dated as of December 31, 2003, between Reliant Pharmaceuticals, LLC and Ernest Mario, Ph.D.

10.22**	Option Agreement, dated as of December 17, 2003, between Reliant Pharmaceuticals, LLC and Ernest Mario, Ph.D.
10.23**	Restricted Stock Agreement, dated as of November 15, 2005, between Reliant Pharmaceuticals, Inc. and Ernest Mario, Ph.D.
10.23(a)**	Amendment to Restricted Stock Agreement, dated as of June 6, 2006, between Reliant Pharmaceuticals, Inc. and Ernest Mario, Ph.D.
10.23(b)**	Amendment No. 2 to Restricted Stock Agreement, dated as of December 17, 2006, between Reliant Pharmaceuticals, Inc. and Ernest Mario, Ph.D.
10.24**	Stock Option Agreement, dated as of November 15, 2005, Reliant Pharmaceuticals, Inc. and Ernest Mario, Ph.D.
10.25**	Stock Option Agreement, dated as of February 14, 2007, between Reliant Pharmaceuticals, Inc. and Bradley T. Sheares, Ph.D.
10.26**	Stock Option Agreement (Super-performance Option), dated as of February 14, 2007, between Reliant Pharmaceuticals, Inc. and Bradley T. Sheares, Ph.D.
10.27**	Restricted Stock Agreement, dated as of February 14, 2007, between Reliant Pharmaceuticals, Inc. and Bradley T. Sheares, Ph.D.
10.28**	Separation Agreement, dated as of March 20, 2007, between Reliant Pharmaceuticals, Inc. and Joseph Zakrzewski
10.28(a)**	Letter Agreement, dated as of March 30, 2007 between Reliant Pharmaceuticals, Inc. and Joseph Zakrzewski regarding Amendment to Section 11 of Separation Agreement
10.29**	Secured Promissory Note, dated as of May 11, 2001, made by Vincent Angotti in favor of Reliant Pharmaceuticals, LLC
10.29(a)**	First Amendment, dated as of December 29, 2005, to Secured Promissory Note made by Vincent Angotti in favor of Reliant Pharmaceuticals, Inc. (as successor to Reliant Pharmaceuticals, LLC)
10.29(b)**	Second Amendment, dated as of March 29, 2007, to Secured Promissory Note made by Vincent Angotti in favor of Reliant Pharmaceuticals, Inc. (as successor to Reliant Pharmaceuticals, LLC)
10.30**	Collateral Assignment, dated as of May 9, 2001, between Vincent Angotti and Reliant Pharmaceuticals, LLC
10.31**
Credit and Guarantee Agreement, dated as of March 9, 2007, among Reliant Pharmaceuticals, Inc., certain subsidiaries of Reliant Pharmaceuticals, Inc., various lenders party thereto, and Goldman Sachs Credit Partners L.P.
10.32**
Credit Agreement, dated as of August 19, 2004, between Reliant Pharmaceuticals, Inc., the financial institutions from time to time parties thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.
10.32(a)**
First Amendment to Credit Agreement, dated as of October 20, 2004, between Reliant Pharmaceuticals, Inc., the financial institutions from time to time parties thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and each Credit Party (as defined therein) party thereto
10.32(b)**
Second Amendment to Credit Agreement, dated as of April 13, 2005 between Reliant Pharmaceuticals, Inc., the financial institutions from time to time parties thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and each Credit Party (as defined therein) party thereto

10.32(c)**
Third Amendment to Credit Agreement, dated as of March 9, 2007 between Reliant Pharmaceuticals, Inc., the financial institutions from time to time parties thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and each Credit Party (as defined therein) party thereto
10.33**	Agreement of Lease, dated as of February 5, 2001, between The Realty Associates Fund V, L.P. and Reliant Pharmaceuticals, LLC
10.33(a)**	First Amendment to Agreement of Lease, dated as of November 5, 2003, between The Realty Associates Fund V, L.P. and Reliant Pharmaceuticals, LLC
10.33(b)**	Second Amendment to Agreement of Lease, dated as of October 7, 2004, between The Realty Associates Fund V, L.P. and Reliant Pharmaceuticals, Inc. (as successor to Reliant Pharmaceuticals, LLC)
10.34†	Supply Agreement, dated as of September 23, 2003, between Reliant Pharmaceuticals, LLC and Austin Shasun, LLC
10.35†**	Exclusive Sublicense Agreement, dated as of March 11, 2003, between Reliant Pharmaceuticals, LLC and Novartis AG
10.36†**	Supply and Packaging Agreement, dated as of March 19, 2004, between Reliant Pharmaceuticals, LLC and Novartis Consumer Health, Inc.
10.36(a)†	Amendment No. 1 to Packaging Agreement, dated as of February 23, 2006, between Reliant Pharmaceuticals, Inc. and Novartis Consumer Health, Inc.
10.37†	License and Supply Agreement, dated as of August 9, 2004, between Reliant Pharmaceuticals, Inc. and Pronova BioPharma Norge AS (f/k/a Pronova Biocare A.S.)
10.37(a)**	Side Letter Agreement, dated as of August 23, 2004, between Reliant Pharmaceuticals, Inc. and Pronova BioPharma Norge AS (f/k/a Pronova Biocare A.S.)
10.37(b)†	Amendment No. 1 to License and Supply Agreement, dated as of November 19, 2004, between Reliant Pharmaceuticals, Inc. and Pronova BioPharma Norge AS (f/k/a Pronova Biocare A.S.)
10.37(c)**	Amendment No. 2 to License and Supply Agreement, dated as of March 27, 2006, between Reliant Pharmaceuticals, Inc. and Pronova BioPharma Norge AS (f/k/a Pronova Biocare A.S.)
10.38†	Manufacturing Agreement, dated as of December 3, 2003, between Reliant Pharmaceuticals, LLC and Abbott GmbH & Co. KG
10.38(a)†**
Amendment No. 1, dated as of February 8, 2005, to the Manufacturing Agreement, dated December 3, 2003, between Reliant Pharmaceuticals, Inc. (as successor to Reliant Pharmaceuticals, LLC) and Abbott GmbH & Co. KG
10.38(b)†	Amendment No. 2, dated as of December 20, 2005, to the Manufacturing Agreement, dated December 3, 2003, between Reliant Pharmaceuticals, Inc. and Abbott GmbH & Co. KG
10.39†	Development, License and Supply Agreement, dated as of January 27, 2000, between Reliant Pharmaceuticals, Inc. and Eurand America, Inc.
10.39(a)†**
Amendment No. 1, dated as of February 5, 2003, to the Development, License and Supply Agreement, dated as of January 27, 2000, between Reliant Pharmaceuticals, LLC (f/k/a Reliant Pharmaceuticals, Inc.) and Eurand America, Inc.

10.40†	Amended and Restated Manufacturing and Packaging Agreement, dated as of March 9, 2007, between Cardinal Health PTS, LLC and Reliant Pharmaceuticals, Inc.
10.41†**	Manufacturing Services Agreement, dated as of April 6, 2004, between Reliant Pharmaceuticals, Inc. and Patheon Pharmaceuticals, Inc.
10.42†	Amended and Restated Promotion Agreement, dated as of April 5, 2005, between Reliant Pharmaceuticals, Inc. and Novartis Pharmaceuticals Corporation
10.43†	Master Services Agreement, dated as of December 11, 2001, between Reliant Pharmaceuticals, LLC and PPD Development, LP, successor in interest to PPD Development, LLC, as amended
10.44†	Services Agreement, dated as of February 12, 2001, between Reliant Pharmaceuticals, Inc. and ATP, LLC, d/b/a PPD Medical Communications, as amended
10.45†	Medical Letter Writing Services Agreement, dated as of December 18, 2000, between Reliant Pharmaceuticals, Inc. and ATP LLC, d/b/a PPD Medical Communications, as amended
10.46†	Product Safety/Pharmacovigilance Services (PSPV) Agreement, dated as of February 25, 2003, between Reliant Pharmaceuticals, LLC and ATP, LLC, d/b/a PPD Medical Communications, as amended
10.47†**	Amended and Restated Distribution Agreement, dated as of January 1, 2007, between Reliant Pharmaceuticals, Inc. and Priority Healthcare Distribution, Inc.
10.48†**	Packaging Agreement, dated as of October 30, 2002, between Reliant Pharmaceuticals, LLC and Cardinal Health PTS, LLC
10.48(a)**	First Amendment to Packaging Agreement, dated as of May 10, 2005, between Reliant Pharmaceuticals, Inc. (successor in interest to Reliant Pharmaceuticals, LLC) and Cardinal Health PTS, LLC
10.49**	Letter, dated as of March 30, 2007, from Reliant Pharmaceuticals, Inc. to Peter Garrambone
10.50**	Separation Agreement, dated as of June 28, 2007, between Reliant Pharmaceuticals, Inc. and Ernest Mario, Ph.D.
10.51**	Separation Agreement, dated as of January 31, 2006 between Reliant Pharmaceuticals, Inc. and Stefan Aigner, M.D.
10.52**	Third-Lien Loan and Guaranty Agreement, dated as of April 13, 2005, among Reliant Pharmaceuticals, Inc., certain subsidiaries of Reliant Pharmaceuticals, various lenders and Goldman Sachs Credit Partners L.P.
10.52(a)**	Letter Agreement, dated as of April 13, 2005, among Reliant Pharmaceuticals, Inc., the lenders party to the Third-Lien Loan and Guaranty Agreement and Goldman Sachs Credit Partners L.P.
10.53**	Agreement and Plan of Merger, dated as of April 12, 2004, between Reliant Pharmaceuticals, Inc. and Versant Reliant Corporation
10.54†**	Distribution Services Agreement, dated as of February 1, 2005, by and between Reliant Pharmaceuticals, Inc. and Cardinal Health
10.54(a)†**	Amendment to Distribution Services Agreement, dated as of March 1, 2005, by and between Reliant Pharmaceuticals, Inc. and Cardinal Health
10.55†	Core Distribution Agreement, dated as of January 1, 2005, by and between Reliant Pharmaceuticals, Inc. and McKesson Corporation

10.56**	Consulting Agreement, dated as of July 1, 2007, between Reliant Pharmaceuticals, Inc. and Lionel Carnot
10.57**	Letter Agreement, dated as of September 25, 2003, between Reliant Pharmaceuticals, LLC and Invemed Catalyst Fund, L.P.
10.58**	Amended and Restated Reliant Pharmaceuticals, Inc. Unit Appreciation Rights Plan
10.59†**	Project Addendum, dated as of January 31, 2005, between Reliant Pharmaceuticals, Inc. and PPD Development, LP (successor in interest to PPD Development, LLC), as amended
10.60**	Letter, dated as of September 13, 2007 from Reliant Pharmaceuticals, Inc. to William F. Keane, M.D.
21.1**	List of Subsidiaries
23.1**	Consent of Ernst & Young LLP
23.2**	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
99.1**	Packaging Insert for Lovaza
99.2**	Packaging Insert for DynaCirc CR
99.3**	Packaging Insert for Rythmol SR
99.4**	Packaging Insert for InnoPran XL

*
To be filed by amendment

**
Previously filed

†
Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 406 under the Securities Act, which portions are omitted and filed separately with the Securities and Exchange Commission.

‡
All schedules to this Exhibit are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K. We agree to furnish supplementally a copy of any ommitted schedule to the Securities and Exchange Commission upon request.

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EXPLANATORY NOTE The purpose of this Amendment No. 4 to the registration statement is solely to file certain exhibits to the registration statement as set forth below in Item 16 to Part II.
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
  Exhibit Index